Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of November 27, 2007 (the “Agreement”), is entered into by and among CLAYTON ACQUISITION CORPORATION, a Delaware corporation (the “Company”), and FRANKLIN MUTUAL ADVISERS, LLC, a Delaware limited liability company (“FMA”), as agent for those certain funds listed on the signature page hereto (the “Investors”).

RECITALS:

A. Pursuant to a Standby Purchase Agreement of even date herewith, between the Company and FMA, as agent for the Investors (the “Standby Agreement”), the Company has issued and sold to the Investors and the Investors have subscribed for and purchased from the Company, in compliance with the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s Common Stock (as defined below). It is a condition precedent to the consummation of the transactions contemplated by the Standby Agreement that the Company provide for the rights set forth in this Agreement.

B. Certain terms used in this Agreement are defined in Article 1 hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

“Affiliate” means any Person that directly or indirectly controls, or is under control with, or is controlled by such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Adverse Disclosure” means public disclosure of material non-public information which, in the good faith judgment of the Board of Directors of the Company after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed by the Company so that such Registration Statement would not be false or misleading in any material respect, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material acquisition, disposition or financing.

“Business Day” means any day excluding Saturday, Sunday or any other day which is a legal holiday under the laws of the State of West Virginia or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

“Closing Date” has the meaning ascribed to such term in the Standby Agreement.

“Common Stock” means the common stock, par value $.01 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Demand Notice” has the meaning set forth in Section 2.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Indemnified Party” has the meaning set forth in Section 2.9.

“Investors” has the meaning set forth in the preamble.

“Losses” has the meaning set forth in Section 2.9.

“Merger Agreement” means the Agreement and Plan of Merger and Combination dated as of March 16, 2007, by and among the Company, Esmark Incorporated, Wheeling-Pittsburgh Corporation Wales Merger Corporation and Clayton Merger, Inc.

“Notes” means the convertible notes of Wheeling Pittsburgh Corporation in a series with an aggregate principal amount of Fifty Million Dollars ($50,000,000), issued to certain accredited investors pursuant to a Note Purchase Agreement dated as of March 15, 2007 and held by the Investors at the time of that conversion.

“Person” means any individual, company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

“Piggyback Registration” has the meaning set forth in Section 2.4.

“Purchase Price” has the meaning ascribed to such term in the Standby Agreement.

“Registrable Securities” means, subject to the immediately following sentence, (i) the Shares, (ii) any shares of Common Stock or other securities acquired by the Investors upon conversion of the Notes, (iii) any shares of Common Stock acquired by the Investors pursuant to the Merger Agreement, (iv) any shares of Common Stock acquired by the Investors after the date hereof, and (v) any shares of Common Stock or other securities issued or issuable, directly or indirectly, with respect to the securities referred to in clauses (i)-(iv) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or similar transaction (including, without limitation, a Change of Control Transaction). In addition, any particular shares of Common Stock constituting Registrable Securities will cease to be Registrable Securities when they (x) have been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering them, (y) have been sold to the public pursuant to Rule 144 (or by similar provision under the Securities Act), or (z) are eligible for resale under Rule 144(k) (or by similar provision under the Securities Act) without any limitation on the amount of securities that may be sold under paragraph (e) thereof.

“Registration Statement” a registration statement on Form S-3 (or, if the Company is not eligible to use Form S-3, such other appropriate registration form of the SEC pursuant to which the Company is eligible to register the resale of Registrable Securities), in each case filed by the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement, which shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, the Registrable Securities.

“register,” “registered” and “registration” each shall refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement(s) or documents by the SEC.

“Representatives” has the meaning set forth in Section 2.9.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” has the meaning set forth in the Standby Agreement.

“Shelf Registration” means a registration effected pursuant to Section 2.2.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities.

“Standby Agreement” has the meaning set forth in the recitals.

ARTICLE 2

REGISTRATION RIGHTS

2.1 Current Public Information. The Company covenants that it will use its reasonable best efforts to file all reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and will use its reasonable best efforts to take such further action as may reasonably be necessary in the mutual judgment of the parties, all to the extent required to enable the Investors to sell Registrable Securities pursuant to Rule 144 or Rule 144A adopted by the SEC under the Securities Act or any similar rule or regulation hereafter adopted by the SEC. The Company shall, upon the request of FMA, deliver to FMA a written statement as to whether it has complied with such requirements during the twelve month period immediately preceding the date of such request.

2.2 Shelf Registration.

(a) Subject to Section 2.2(c), the Company shall file with the SEC on or before the 180th day following the Closing, a Shelf Registration Statement on Form S-3, or if in the reasonable judgment of the Company it is not eligible to use Form S-3, on any other form that it is then eligible to use, relating to the offer and sale of the Registrable Securities in accordance with the methods of distribution elected by FMA and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act.

(b) Subject to Section 2.2(c), the Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by the Investors during the term of this Agreement.

(c) If the filing, initial effectiveness or continued use of the Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to FMA, delay the filing or initial effectiveness of, or suspend use by the Investors of, the Shelf Registration Statement; provided, however, that the Company shall not be permitted to do so (A) more than 4 times during any 12-month period, (B) for a period exceeding 30 days on any one occasion or (C) for a period exceeding 90 days in any 12-month period. In the event the Company exercises its rights under the preceding sentence, the Investors agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to the Shelf Registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify FMA upon the expiration of any period during which it exercised its rights under this Section 2.1(c).

(d) If FMA so elects, such offering shall be in the form of an Underwritten Offering and the Company, if necessary, shall amend or supplement the Shelf Registration Statement for such purpose. FMA shall have the right to select the managing underwriter or underwriters for the offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company.

(e) The provisions of Sections 2.3 shall not apply at any time the Company is eligible to file and maintain the effectiveness of a Shelf Registration Statement and is complying with its obligations under this Section 2.2 with respect to all Registrable Securities.

2.3 Demand Registration. In addition to the registration obligations of the Company set forth in Section 2.2 herein, the following provisions shall apply:

(a) Subject to Section 2.3(g), upon the written request of FMA requesting that the Company effect the registration under the Securities Act of Registrable Securities constituting at least 10% of the Registrable Securities held by the Investors as of date hereof and specifying the intended method of disposition thereof (the “Demand Notice”), the Company will use its reasonable best efforts to file with the SEC as soon as reasonably practicable following the Demand Notice (but in no event later than the date that is 90 days after the Demand Notice) a Registration Statement. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC within 90 days after the initial filing of the Registration Statement. The Company shall include in such Registration Statement:

(i) the Registrable Securities which the Company has been so requested to be registered by FMA for disposition in accordance with the intended method of disposition stated in such request; and

(ii) all shares of Common Stock which the Company or Persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company may elect to register in connection with the offering of Registrable Securities pursuant to this Section 2.3;

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional shares of Common Stock, if any, so to be registered; provided, that, the provisions of this Section 2.3 shall not require the Company to effect more than one registration of Registrable Securities in any calendar year.

(b) The registrations under this Section 2.3 shall be on an appropriate Registration Statement that permits the disposition of such Registrable Securities in accordance with the intended methods of distribution specified by FMA or the Investors in their request for registration. The Company agrees to include in any such Registration Statement all information which FMA or any Investor shall reasonably request to effect the registration; provided that such information must be (i) responsive to the requirements of the applicable form and (ii) appropriate for inclusion in the Registration Statement.

(c) A registration requested pursuant to this Section 2.3 shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has become effective; provided, that a Registration Statement which does not become effective after the Company has filed a Registration Statement with respect thereto solely by reason of the refusal to proceed of FMA or any Investor (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) or because of a breach of this Agreement by FMA or any Investor shall be deemed to have been effected by the Company at the request of FMA unless FMA or an Investor shall have elected to pay all fees and expenses otherwise payable by the Company in connection with such registration pursuant to Section 2.8, (ii) if, after it has become effective, such registration is withdrawn by the

Company (other than at the request of FMA) or interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason prior to the expiration of a 180 day period following such Registration Statement’s effectiveness, or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than due solely to some act or omission by FMA or any Investor electing to have Registrable Securities registered pursuant to such Registration Statement.

(d) If a requested registration pursuant to this Section 2.3 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to FMA and each Investor) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Company and to the holders of a majority (by number of shares) of the Registrable Securities requested to be included in such Registration Statement, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, the Registrable Securities which have been requested to be included in such registration by any Investor pursuant to this Agreement , (ii) second, provided that no securities sought to be included by any Investor have been excluded from such registration, the securities of other Persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons) and (iii) third, securities the Company proposes to register.

(e) The Company shall use its reasonable best efforts to keep any Registration Statement filed pursuant to this Section 2.3 continuously effective (i) for a period of two years after the Registration Statement first becomes effective, plus the number of days during which such Registration Statement was not effective or usable pursuant to Sections 2.6(e) or 2.6(i); or (ii) if such Registration Statement related to an underwritten offering, for such period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer. In the event the Company shall give any notice pursuant to Sections 2.6(e) or (i), the additional time period mentioned in Section 2.3(f)(i) during which the Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Sections 2.6(e) or (i) to and including the date when each seller of a Registrable Security covered by the Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Sections 2.6(e) or (i).

(f) The Company shall have the right at any time, to suspend the filing of a Registration Statement under this Section 2.3 or require that the Investors suspend further open market offers and sales of Registrable Securities pursuant to a Registration Statement filed hereunder for a period not to exceed an aggregate of 30 days in any six month period or an aggregate of 60 days in any twelve-month period for valid business reasons (not including avoidance of their obligations hereunder) (i) to avoid premature public disclosure of a pending corporate transaction, including pending acquisitions or divestitures of assets, mergers and combinations and similar events; (ii) upon the occurrence of any of the events specified in Section 2.6(e), until the time that the Investors receive copies of a supplement or amendment to the prospectus included in the applicable Registration Statement as contemplated in Section 2.6(e); and (iii) upon the occurrence of any of the events specified in Section 2.6(i), until the time the Company notifies the Investors in writing that such suspension is no longer effective.

(g) The right of the Investors to register Registrable Securities pursuant to this Section 2.3 is only exercisable if the Registrable Securities were not included in the Registration Statement contemplated by Section 2.2 or such Registration Statement otherwise becomes unusable (other than due solely to some act or omission by the Investors electing to have Registrable Securities registered pursuant to such Registration Statement) or ineffective and the Company is not able to correct the misstatements, have the applicable stop order rescinded or otherwise restore the effectiveness of the Registration Statement as contemplated by this Agreement.

2.4 Piggyback Registration.

(a) Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration pursuant to Section 2.2 or Section 2.3 or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities, whether or not for sale for its own account, the Company will give prompt written notice (but in no event less than 30 days before the anticipated filing date) to the Investors(other than Designated Holders all of whose Registrable Securities are then covered by an effective Registration Statement), and such notice shall describe the proposed registration and distribution and offer to the Investors the opportunity to register the number of Registrable Securities as the Investors may request. The Company will include in such registration statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the Investors’ receipt of the Company’s notice (a “Piggyback Registration”).

(b) The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering involving a Piggyback Registration to permit the Registrable Securities requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

(c) Any Investor shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 2.4 by giving written notice to the Company of its request to withdraw; provided, that in the event of such withdrawal (other than pursuant to Section 2.4(e) hereof), the Company shall not be required to reimburse such Investor for the fees and expenses referred to in Section 2.8 hereof incurred by such Investor prior to such withdrawal, unless such withdrawal was due to a material adverse change to the Company. The Company may withdraw a Piggyback Registration at any time prior to the time it becomes effective.

(d) If (i) a Piggyback Registration involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Investor requesting such registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (x) in cases initially involving the registration for sale of securities for the Company’s own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register, and (ii) second, Registrable Securities and securities which have been requested to be included in such registration by Persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by the Investors and such other Persons); and (y) in cases not initially involving the registration for sale of securities for the Company’s own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any Person whose exercise of a “demand” registration right pursuant to a contractual commitment of the Company is the basis for the registration, (ii) second, Registrable Securities and securities which have been requested to be included in such registration by Persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by the Investors and such other Persons), and (iii) third, the securities which the Company proposes to register.

(e) If, as a result of the proration provisions of this Section 2.4, any Investor shall not be entitled to include all Registrable Securities in a Piggyback Registration that such Investor has requested to be included, such Investor may elect to withdraw such request to include Registrable Securities in such registration.

(f) The right of the Investors to register Registrable Securities pursuant to this Section 2.4 is only exercisable with respect to Registrable Securities not then covered by an effective Registration Statement.

2.5 Underwriting.

(a) In the event that one or more the Investors elect to dispose of Registrable Securities under a Registration Statement pursuant to an underwritten offering or a requested registration pursuant to Section 2.3 involves an underwritten offering, the managing underwriter or underwriters shall be selected by FMA and shall be reasonably acceptable to the Company. In connection with any such underwritten offering, the Company shall take all such reasonable actions as are required by the managing underwriters in order to expedite and facilitate the registration and disposition of the Registrable Securities, including the Company causing appropriate officers of the Company or its Affiliates to participate in a “road show” or similar marketing effort being conducted by such managing underwriters with respect to such underwritten offering.

(b) In connection with any underwritten offering of Registrable Securities, the Investors shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwritten offering.

2.6 Registration Procedures. The Company will use its reasonable best efforts to effect the registration of Registrable Securities pursuant to this Agreement in accordance with the intended methods of disposition thereof, and pursuant thereto the Company will as expeditiously as reasonably practicable:

(a) before filing the Registration Statement, the Company will furnish to any counsel selected by FMA or any Investor, a copy of such Registration Statement, and will provide such counsel with all written correspondence with the SEC regarding the Registration Statement;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the periods provided for in Section 2.2 and Section 2.3, or the periods contemplated by the Company or the Persons requesting any Registration Statement filed pursuant to Section 2.4;

(c) furnish to the Investors such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

(d) use its reasonable best efforts to register or qualify such Registrable Securities under such other state securities or blue sky laws as FMA reasonably requests and do any and all other acts and things which may be reasonably necessary or reasonably advisable to enable the Investors to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Investors and to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) notify FMA, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any FMA, the Company will as soon as reasonably practicable prepare and furnish to the Investors a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the Investors, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f) cause all such Registrable Securities to be listed or quoted on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted and, if not so listed, to be approved for trading on any automated quotation system of a national securities association on which similar securities of the Company are quoted;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(h) enter into such customary agreements (including underwriting agreements containing customary representations and warranties) and take all other customary and appropriate actions as the holders of a majority of the Registrable Securities being sold or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) notify FMA of any stop order issued or threatened by the SEC;

(j) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts to promptly obtain the withdrawal of such order;

(l) with respect to an underwritten offering pursuant to any Registration Statement filed under Section 2.3, obtain one or more comfort letters, dated the effective date of the Registration Statement and, if required by the managing underwriters, dated the date of the closing under the underwriting agreement, signed by the Company’s independent public accountants in customary form and covering such matter of the type customarily covered by comfort letters in similar transactions;

(m) with respect to an underwritten offering pursuant to any Registration Statement filed under Section 2.3, obtain a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement and, if required by the managing underwriters, dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions in similar transactions;

(n) subject to execution and delivery of mutually satisfactory confidentiality agreements, make available at reasonable times for inspection by FMA, any Investor selling such Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to the Registration Statement, and any attorney, accountant or other agent retained by FMA, any Investor or any such managing underwriter, during normal business hours of the Company at the Company’s corporate office in Wheeling, West Virginia and without unreasonable disruption of the Company’s business or unreasonable expense to Company and solely for the purpose of due diligence with respect to the Registration Statement, legally disclosable, financial and other records and pertinent corporate documents of the Company and its subsidiaries reasonably requested by such Persons, and cause the Company’s employees to, and request its independent accountants to, supply all similar information reasonably requested by any such Person, as shall be reasonably necessary to enable them to exercise their due diligence responsibility;

(o) cooperate with FMA and each Investor selling Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers; and

(p) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

2.7 Conditions Precedent to Company’s Obligations Pursuant to this Agreement. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 2 with respect to the Registrable Securities of any Investor that such Investor shall timely furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of distribution of such securities as shall reasonably be required to effect the registration of such Registrable Securities.

2.8 Fees and Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement including, without limitation, all registration and filing fees payable by the Company, fees and expenses of compliance by the Company with securities or blue sky laws, printing expenses of the Company, messenger and delivery expenses of the Company, and fees and disbursements of counsel for the Company and all independent certified public accountants of the Company, and other Persons retained by the Company will be borne by the Company, and the Company will pay its internal expenses (including, without limitation, all salaries and expenses of the Company’s employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance of the Company and the expenses and fees for listing or approval for trading of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on any automated quotation system of a national securities association on which similar securities of the Company are quoted. Without limitation of the provisions of Section 8(g) of the Standby Agreement and in addition thereto, in connection with any Registration Statement filed hereunder, the Company will pay the reasonable fees and expenses of a single counsel retained by FMA and the Investors. The Company shall have no obligation to pay any underwriting discounts or commissions attributable to the sale of Registrable Securities and any of the expenses incurred by FMA or any the Investor which are not payable by the Company, such costs to be borne by FMA or such Investor, as the case may be, including, without limitation, underwriting fees, discounts and expenses, if any, applicable to any Investor’s Registrable Securities; fees and disbursements of counsel or other professionals that FMA or any Investor may choose to retain in connection with a Registration Statement filed pursuant to this Agreement (except as otherwise provided herein); selling commissions or stock transfer taxes applicable to the Registrable Securities registered on behalf of any Investor; any other expenses incurred by or on behalf of FMA or such Investor in connection with the offer and sale of such Investor’s Registrable Securities other than expenses which the Company is expressly obligated to pay pursuant to this Agreement.

2.9 Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, FMA, each Investor, their respective Affiliates and their and such Affiliates’ general or limited partners, officers, directors, members, managers, employees, advisors, representatives and agents (collectively, the “Representatives”), and each underwriter, if any, and any Person who controls such underwriter (within the meaning of Section 15 of the Securities Act), from and against any loss, claim, damage, liability, reasonable attorney’s fees, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the “Losses”), joint or several, and any action in respect thereof to which FMA, any Investor or their respective Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereto) arise out of or are based upon (i) any breach by the Company of any of its representations, warranties or covenants contained in this Agreement, (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto or (iii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse FMA, each such Investor and their respective Representatives for any reasonable legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that the Company shall not be liable to FMA, any Investor or other indemnitee in any such case to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to the Company by FMA, any Investor or their respective Representatives expressly for use therein and, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Registration Statement, to the extent that a prospectus relating to the Registrable Securities was required to be delivered by such Investor under the Securities Act in connection with such purchase, there was not sent or given to such Person, at or prior to the written confirmation of the sale of such Registrable Securities to such Person, a copy of the final prospectus that corrects such untrue statement or alleged untrue statement or omission or alleged omission if the Company had previously furnished copies thereof to such Investor or (y) use of a Registration Statement or the related prospectus during a period when a stop order has been issued in respect of such Registration Statement or any proceedings for that purpose have been initiated or use of a prospectus when use of such prospectus has been suspended pursuant to Sections 2.6(e) or (i); provided that in each case, that such Investor received prior written notice of such stop order, initiation of proceedings or suspension from the Company. In no event, however, shall the Company be liable for indirect, incidental or consequential or special damages of any kind; provided, that each Investor shall be entitled to reimbursement from the Company for any out of pocket losses actually incurred by the Investor to the extent that such Investor suffers such losses as a result of such Investor’s inability to make delivery of sold securities due to the Company’s breach of its commitment to provide timely notice as required by Sections 2.6(e) or (i).

(b) In connection with the filing of the Registration Statement by the Company pursuant to this Agreement, the Investors will furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement and the related prospectus and, to the fullest extent permitted by law, each such Investor will indemnify and hold harmless the Company and its Representatives, and each underwriter, if any, and any Person who controls such underwriter (within the meaning of Section 15 of the Securities Act), from and against any Losses, severally but not jointly, and any action in respect thereof to which the Company and its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) the purchase or sale of Registrable Securities during a suspension as set forth in Section 2.6(e) or

Section 2.6(i) in each case after receipt of written notice of such suspension, (ii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto, or (iii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to clauses (ii) and (iii) above, only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information prepared and furnished to the Company by such Investor expressly for use therein or by failure of such Investor to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto, and such Investor will reimburse the Company and each Representative for any reasonable legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that such Investor shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto, such Investor has furnished in writing to the Company information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Company. The obligation of such Investor to indemnify the Company and its Representatives shall be limited to the net proceeds received by such Investor from the sale of Registrable Securities under such Registration Statement. In no event, however, shall any Investor be liable for indirect, incidental or consequential or special damages of any kind.

(c) Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 2.9(a) or 2.9(b) (an “Indemnified Party”) of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), promptly notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party under Section 2.9(a) or 2.9(b) except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Representatives who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the written opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding other than the payment of monetary damages by the Indemnifying Party on behalf of the Indemnified Party. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its written consent, which consent will not be unreasonably withheld.

(d) If the indemnification provided for in this Section 2.9 is unavailable to the Indemnified Parties in respect of any Losses referred to herein notwithstanding that this Section 2.9 by its terms provides for indemnification in such case, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Investor on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Investor on the other shall be determined by reference to, among other things, whether any action taken, including any untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.9, n no Investor shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Investor were offered to the public exceeds the amount of any Losses which such Investor has otherwise paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Investor’s obligations to contribute pursuant to this Section 2.9 is several in the proportion that the proceeds of the offering received by such Investor bears to the total proceeds of the offering received by all Investors. The indemnification provided by this Section 2.9 shall be a continuing right to indemnification with respect to sales of Registrable Securities and shall survive the registration and sale of any Registrable Securities by any Investor and the expiration or termination of this Agreement. The indemnity and contribution agreements contained herein are in addition to any liability that any Indemnifying Party might have to any Indemnified Party.

2.10 Participation in Registrations.

(a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

(b) Each Person that is participating in any registration under this Agreement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.6(e) or Section 2.6(i) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement and all use of the Registration Statement or any prospectus or related document until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 2.6(e) or Section 2.6(i) and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Investor’s possession of such documents at the time of receipt of such notice. Furthermore, such Investor agrees that if such Investor uses a prospectus in connection with the offering and sale of any of the Registrable Securities, the Investors will use only the latest version of such prospectus provided by Company.

2.11 Compliance. With respect to any registration under this Agreement, each Investor shall comply in all material respects with all applicable securities and other laws, rules and regulations, including but not limited to all rules and regulations of the SEC, the National Association of Securities Dealers and any securities exchange or quotation service on which the Company’s securities are listed or quoted.

ARTICLE 3

TRANSFERS OF CERTAIN RIGHTS

3.1 Transfer. The rights granted to the Investors under this Agreement may be transferred in connection with the transfer of the underlying Registrable Securities, subject to the provisions of Sections 3.2 and 3.3; provided that nothing contained herein shall be deemed to permit an assignment, transfer or disposition of the Registrable Securities in violation of applicable law.

3.2 Transferees. Any transferee to whom rights under this Agreement are transferred shall, before and as a condition to such transfer, deliver to the Company a written instrument (i) stating the name and address of the transferor and the transferee and the number of Registrable Securities with respect to which the rights are intended to be transferred, and (ii) by which such transferee agrees to be bound by the obligations imposed upon the Investors under this Agreement to the same extent as if such transferee were a Investor hereunder.

3.3 Subsequent Transferees. A transferee to whom rights are transferred pursuant to this Section 3 may not again transfer such rights to any other Person, other than as provided in Sections 3.1 or 3.2 above.

ARTICLE 4

MISCELLANEOUS

4.1 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all shares of Common Stock into which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Investors on terms substantially the same as this Agreement as a condition of any such transaction.

4.2 No Inconsistent Agreements. The Company has not and shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investors in this Agreement. The parties acknowledge and agree that the Company may grant registration rights hereafter, which shall be pari passu with the registration rights of the Investors, and shall not be deemed to conflict with this covenant. The Investors acknowledge and agree that the Registration Rights Agreement entered into by the Company and the VEBA (as defined in the Merger Agreement) as of the closing thereunder is not inconsistent with this Agreement.

4.3 Amendments and Waivers. The provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of the Investor.

4.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.5 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6 Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Clayton Acquisition Corporation

c/o Wheeling-Pittsburgh Corporation

1134 Market Street

Wheeling, WV 26003

Attention: James P. Bouchard

With a copy to:

McGuireWoods LLP

625 Liberty Avenue, 23rd Floor

Pittsburgh, PA 15222

Facsimile: (412) 402-4191

Attention: Scott E. Westwood, Esq.

If to FMA or any Investor:

Franklin Mutual Advisers, LLC

101 John F. Kennedy Parkway

Short Hills, NJ 07078

With a copy to (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn: Daniel S. Sternberg Esq.

Facsimile: (212) 225-3999

Each party shall provide notice to the other party of any change in address.

4.7 Governing Law. This Agreement and any dispute arising out of, relating to or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules or provisions that would require the application of a law of a different jurisdiction.

4.8 Forum; Service of Process. Any legal suit, action or proceeding brought by the Company, the Investors any Person entitled to indemnification or contribution hereunder, or any of their respective Affiliates arising out of or based upon this Agreement shall be instituted exclusively in any federal or state court in the State of Delaware, and each such Person irrevocably waives any objection which it may now or hereafter have to the laying of venue or any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

4.9 Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

4.10 No Prejudice. The terms of this Agreement shall not be construed in favor of or against any party on account of its participation in the preparation hereof.

4.11 Words in Singular and Plural Form. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

4.12 Remedy for Breach. The Company hereby acknowledges that in the event of any breach or threatened breach by the Company of any of the provisions of this Agreement, the Investors would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, the Company hereby agrees that, in such event, the Investors shall be entitled, and notwithstanding any election by the Investors to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which the Investors may have at law or in equity.

4.13 Successors and Assigns, Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, each assignee of the Investors pursuant to Article 3 and their respective successors and assigns and executors, administrators and heirs. Indemnified Parties that are not party hereto are intended third party beneficiaries of Section 2.9 of this Agreement and this Agreement may be enforced by such Indemnified Parties to the extent necessary to enforce their rights under such Section 2.9.

4.14 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.15 Attorneys’ Fees. In the event of any action or suit based upon or arising out of any actual or alleged breach by any party of any representation, warranty, covenant or agreement in this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses of such action or suit from the other party in addition to any other relief ordered by any court.

4.16 Termination of Rights. All rights under this Agreement will terminate as to an Investor when that Investor no longer holds any Registrable Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date and year first written above.

COMPANY:

CLAYTON ACQUISITION CORPORATION

By:	/s/ Paul J. Mooney
Title:	Paul J. Mooney
Executive Vice President

INVESTORS

Franklin Mutual Advisers, LLC, as agent for each fund listed below.

By:	/s/ Bradley Takahashi
Name:	Bradley Takahashi
Title:	Vice President

Franklin Mutual Beacon Fund (Lux)
Franklin Mutual Recovery Fund (DE)
Franklin Mutual Shares Fund (UK)
Mutual Beacon Fund (Canada)
Mutual Beacon Fund (MD)
Mutual Discovery Fund (Canada)
Mutual Discovery Fund (MD)
Mutual Discovery Securities Fund (MA)
Mutual Qualified Fund (MD)
Mutual Recovery Fund, Ltd. (Cayman)
Mutual Shares Fund (MD)
Mutual Shares Securities Fund (MA)